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                                                                                                  EXHIBIT 11
                               STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                           WPS RESOURCES CORPORATION

============================================================================================================
INFORMATION WITH RESPECT TO THE COMPUTATION
OF EARNINGS PER SHARE OF COMMON STOCK                  Three Months Ended             Twelve Months Ended
(Thousands)                                               December 31                     December 31
                                                     1997             1996           1997             1996
============================================================================================================

Shares of common stock at beginning of period        23,867           23,887         23,883           23,897
Shares of common stock purchased for deferred
  compensation trust -

     Date of deferred               Number
compensation trust purchase       of Shares
---------------------------       ---------

January 20, 1997                      2                                                   2
February 20, 1997                     1                                                   1
March 20, 1997                        2                                                   2
April 21, 1997                        2                                                   2
May 20, 1997                          2                                                   2
June 20, 1997                         2                                                   2
July 21, 1997                         2                                                   2
August 20, 1997                       1                                                   1
September 23, 1997                    2                                                   2
October 21, 1997                      1                  1                                1
November 20, 1997                     1                  1                                1
December 22, 1997                     1                  1                                1
January 22, 1996                      1                                                                    1
February 20, 1996                     1                                                                    1
March 21, 1996                        1                                                                    1
April 22, 1996                        1                                                                    1
May 20, 1996                          1                                                                    1
June 20, 1996                         1                                                                    1
July 22, 1996                         1                                                                    1
August 22, 1996                       2                                                                    2
September 24, 1996                    1                                                                    1
October 22, 1996                      1                                    1                               1
November 20, 1996                     1                                    1                               1
December 20, 1996                     2                                    2                               2
------------------------------------------------------------------------------------------------------------
Shares of common stock at end of period              23,864           23,883         23,864           23,883
============================================================================================================

Computation of daily weighted average
  shares:

Shares of common stock at
  beginning of period -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
December 31, 1996       21         23,887                            501,627
December 31, 1996       21         23,897                                                            501,837
December 31, 1997       20         23,867           477,340
December 31, 1997       19         23,883                                           453,777

Shares of common stock after
  purchase for deferred compensation trust -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
December 31, 1996       29         23,896                                                            692,984
December 31, 1996       10         23,895                                                            238,950
December 31, 1996       20         23,895                                                            477,900
December 31, 1996       32         23,894                                                            764,608
December 31, 1996       28         23,893                                                            669,004
December 31, 1996       18         23,892                                                            430,056
December 31, 1996       13         23,892                                                            310,596
December 31, 1996       32         23,891                                                            764,512
December 31, 1996       31         23,890                                                            740,590
December 31, 1996       33         23,888                                                            788,304
December 31, 1996       28         23,887                                                            668,836
December 31, 1996       29         23,886                            692,694                         692,694
December 31, 1996       30         23,884                            716,520                         716,520
December 31, 1996       12         23,883                            286,596                         286,596
December 31, 1997       31         23,881                                           740,311
December 31, 1997       28         23,879                                           668,612
December 31, 1997       32         23,877                                           764,064
December 31, 1997       29         23,876                                           692,404
December 31, 1997       31         23,874                                           740,094
December 31, 1997       31         23,872                                           740,032
December 31, 1997       30         23,870                                           716,100
December 31, 1997       34         23,869                                           811,546
December 31, 1997       28         23,867                                           668,276
December 31, 1997       30         23,866           715,980                         715,980
December 31, 1997       32         23,865           763,680                         763,680
December 31, 1997       10         23,864           238,640                         238,640
------------------------------------------------------------------------------------------------------------
Total days - weighted                             2,195,640        2,197,437      8,713,516        8,743,987
============================================================================================================

Average number of shares of common
  stock based on daily
  weighted average computations                      23,866           23,885         23,873           23,891
============================================================================================================

Earnings on common stock, as set forth
  in statements of income                           $13,033           $3,730        $53,742          $47,755
============================================================================================================

Earnings per share of common stock based on
  weighted average shares                             $0.55            $0.17          $2.25            $2.00
============================================================================================================
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